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MICRON ENVIRO SYSTEMS, INC.

626 RexCorp Plaza
Uniondale, New York
11556  USA

July 28, 2008

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Receives Comfort Letters on 100% of its Coal Applications Submitted

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is pleased to announce that is has received comfort letters from the Saskatchewan Government for 100% of the coal applications applied for.  The comfort letter states that the applications made by Micron are first in line and therefore are given priority status.  Micron has received comfort letters on the majority of all the applications made to date.  These applications are in close proximity to a major new coal discovery recently made in Saskatchewan.

Bradley Rudman, president of Micron stated, “Management is excited to receive confirmation from the Saskatchewan government that Micron has priority in 100% of the most recent coal applications submitted.  Management has been notified that final permits are expected to start being granted in the coming days on early applications submitted.  We hope that our applications will be granted shortly.  The government of Saskatchewan was inundated with applications and has so far given final permits to less than 5% of the applications made since Micron’s first application was submitted.  Micron was one of the first companies to receive a comfort letter and anticipates that the final approval process will follow the same timeline.  Management is also continuing to evaluate potash opportunities and hopes to have a final decision within this area in near future.  Even in these difficult market conditions, management’s belief is to push forward and continue to pursue an aggressive growth strategy throughout the summer.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oil Sands sections.   Micron also has pending coal applications outstanding at this time covering approximately 63,000 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at (516) 640-9926. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 516 640 9926